UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 26, 2013

Syntroleum Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34490	73-1565725
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

5416 S. Yale Avenue, Suite 400, Tulsa, Oklahoma	74135
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 918-592-7900

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

In response to media and investor inquiries, Syntroleum (the “Company”) today provided an update on its ongoing strategic alternatives process.

On July 17, 2013, Syntroleum announced that its Board of Directors has retained Piper Jaffray for the purpose of evaluating strategic alternatives to enhance shareholder value. This action was prompted by the receipt of unsolicited offers from third parties with respect to a potential sale of (1) the company, (2) its assets, (3) its intellectual property or a combination thereof. Piper Jaffray is currently assisting the company with respect to evaluating these alternatives and is actively contacting additional parties as part of this process. There can be no assurances as to whether any particular strategic alternative for the Company will be recommended by the Board of Directors or undertaken or, if so, upon what terms and conditions.

Syntroleum’s technology portfolio is weighted to the production of drop-in, synthetic fuels – specifically the production of second generation, drop-in renewable products and the conversion of natural gas to drop-in synthetic diesel, kerosene and naphtha (Gas-to-Liquids or “GTL”). Margins in both renewable fuels and GTL production are at historically high levels. The long run economics of GTL has been significantly enhanced as a result of the revitalization of the North American natural gas industry. Given the favorable commercial environment, the Company believes that now is an appropriate time to broadly review its strategic alternatives with respect to its renewable and GTL intellectual property and its ownership and licensing interest in Dynamic Fuels.

The Dynamic Fuels plant in Geismar, LA is in full standby mode, ready for operations. On February 25, 2013, the Dynamic Fuels Management Committee approved $7.3 million for the procurement and installation of new hydro-isomerization catalyst at the Geismar facility. The new catalyst was delivered to Dynamic Fuels on June 25, 2013 and installation was completed on June 28, 2013. Prior to loading the new catalyst, the hydro-isomerization reactor was inspected by Fairbanks Inspection and Testing on March 11, 2013 and met design specifications. The inspections included non-destructive examination procedures customary in the refining industry. While the plant is ready for commercial operation, the Dynamic Fuels Management Committee has not determined a re-start date.

The company will hold its second quarter earnings conference call on August 7, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Syntroleum Corporation

July 26, 2013	By:	/s/ Karen L. Power
Name: Karen L. Power
Title: Senior Vice President and Principal Financial Officer